Law Office

                      Stradley, Ronon, Stevens & Young, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000

Direct Dial: (215) 564-8198


                                February 13, 2004


Board of Directors
AFBA 5Star Fund, Inc.
909 North Washington Street
Alexandria, VA 22314


         Re:      Legal Opinion - Securities Act of 1933

Ladies and Gentlemen:

                  We have examined the Articles of Incorporation (the "Articles") of AFBA 5Star Fund, Inc. (the "Fund"), a corporation organized under Maryland law, and the By-Laws of the Fund, all as amended to date, and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed on behalf of the Fund under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

                  The Fund is authorized by the Articles to issue an aggregate of Three Hundred Million (300,000,000) shares of all classes of Common Stock, having a par value of One Dollar ($1.00) per share, and an aggregate par value of Three Hundred Million Dollars ($300,000,000) and currently issues shares of the AFBA 5Star Balanced Fund, the AFBA 5Star High Yield Fund, the AFBA 5Star Large Cap Fund, the AFBA 5Star Mid Cap Fund, the AFBA 5Star Science & Technology Fund, the AFBA 5Star Small Cap Fund and the AFBA 5Star USA Global Fund series of shares of the Fund, each of which is further sub-divided into classes. The Articles also empower the Board to designate any additional series or classes and to allocate shares to such series or classes.

                  The Fund has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

                  You have also informed us that the shares of the Fund, have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

                  Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund when issued for the consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

                  We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the registration statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                   Very truly yours,
                                   STRADLEY, RONON, STEVENS & YOUNG, LLP


                                   BY: /s/ Michael P. O'Hare
                                   Michael P. O'Hare, a Partner